SETTLEMENT AGREEMENT, RELEASE, AND PATENT
CROSS-LICENSE BETWEEN INTERGRAPH AND HEWLETT-PACKARD

This Settlement Agreement, Release, and Patent Cross-License ("AGREEMENT"), effective as of January 21, 2005 (the "EFFECTIVE DATE"), is entered into by and among Hewlett-Packard Company ("HP"), a Delaware corporation, on the one hand, and Intergraph Corporation, a Delaware corporation, and Intergraph Hardware Technologies Company ("IHTC"), a Nevada corporation, on the other hand.  Intergraph Corporation and IHTC shall be referred to collectively hereinafter as "INTERGRAPH."  HP and INTERGRAPH may each be referred to individually as a "PARTY" and collectively as the "PARTIES."

BACKGROUND TO THIS AGREEMENT

HP and INTERGRAPH are engaged in lawsuits and actions against each other in the Eastern District of Texas, the Northern District of California, the District of Delaware and Germany, as identified more fully below;

HP and INTERGRAPH each own and/or control patents and patent applications;

HP and INTERGRAPH have agreed it would be mutually beneficial to resolve all of their litigation against each other and to grant rights to the other PARTY under certain patents and patent applications;

Now,therefore, the PARTIES agree as follows:

AGREEMENT

1.      DEFINITIONS

         a.          "ACTIONS" means the litigation and other proceedings identified in Appendix A to this AGREEMENT.

         b.          "AFFILIATE" means any entity which, at any time during the term of this AGREEMENT, is the PARENT of a PARTY, a SUBSIDIARY of a PARTY, or a SUBSIDIARY of a PARENT.

         c.          "HP CUSTOMERS" means customers that purchased or distributed an HP PRODUCT including without limitation system integrators, distributors, retailers, resellers and end users.

         d.          "HP PATENTS" means all patents and patent applications anywhere in the world (a) which HP or any of its SUBSIDIARIES own and/or have the power to license, and/or which HP or any of its SUBSIDIARIES may cause to be licensed without payment of additional royalties, at any time during the term of this AGREEMENT; and (b) which claim the benefit of the filing date of a patent application filed anywhere in the world on or before January 21, 2007; and all continuation, continuation-in-part, divisional, reissue, reexamination, and counterpart patents and patent applications thereof, including without limitation all priority patents and patent applications, patents of addition and utility models.

         e.          "HP PRODUCT" means a product designed, made or sold by HP, its SUBSIDIARIES, or its AFFILIATES.

         f.          "INTERGRAPH CUSTOMERS" means customers that purchased or distributed an INTERGRAPH PRODUCT including without limitation system integrators, distributors, retailers, resellers and end users.

         g.          "INTERGRAPH FIELDS OF USE" means the following fields:

                     (i)      The Mapping and Geospatial Solutions field.  This field is defined by photogrammetric, mapping, and geospatial information management based solutions that have substantial value added by INTERGRAPH and which incorporate INTERGRAPH branded products.

                     (ii)      The Process, Power and Marine field.  This field is defined by information management systems that have substantial value added by INTERGRAPH and which incorporate INTERGRAPH's branded software products for the chemical, pharmaceutical, oil and gas, power generation, and shipbuilding industries. These software solutions support the project management, simulation, design, analysis, construction, material management, procurement, documentation, automation, and operation of process and power plants, offshore rigs, and ships.

                     (iii)     The Public Safety field. This field is defined by information management systems that have substantial value added by INTERGRAPH and which incorporate INTERGRAPH's branded software products for the public safety industry. For example: video capture, enhancement and analysis systems; emergency event prediction, prevention, detection and management systems; emergency communication systems; traffic monitoring or planning systems; emergency event response planning systems; emergency resource deployment systems; event records management systems; equipment maintenance systems; mug shot systems; fingerprint systems; court management systems; prison management systems; police or fire agency management systems; emergency medical management systems; roadside assistance systems; airport, military base, campus or building security systems; fire alarms systems; utility infrastructure management systems; and workforce management systems.

                     (iv)      The Mapping Services field.  This field is defined by geospatial production services provided by INTERGRAPH that result in a hardcopy or softcopy map or chart or set of data used to create a map or chart. This production services business includes, for example: aerial data acquisition; photogrammetric and cartographic scanning; softcopy aerial triangulation; cartography; data conversion; digital nautical charts; turn-key GIS implementation; hardcopy maps; electronic charting services; full service film reprographics laboratory; digital orthographic processing; photogrammetry; image processing; and photogrammetric/GIS project management and consulting.

                     (v)      The Personalized Solutions field. This field is defined as the integration of software, hardware, open technology, and data to produce client driven information technology solutions that have substantial value added by INTERGRAPH. These solutions include, for example: homeland security; force protection; business systems integration; integrated data environments; logistics and supply chain management; computer systems support and network support; information assurance; facility and asset management; integrated public safety/security; IT managed services; ruggedized hardware; video analysis hardware systems; multi-vendor maintenance; and financial management.

                     (vi)      Notwithstanding anything in this AGREEMENT to the contrary, INTERGRAPH FIELDS OF USE shall not include (and no license for such products shall be granted under HP PATENTS for) ink, ink cartridges, print heads, toner cartridges or other printer consumables.

         h.          "INTERGRAPH PATENTS" means all patents and patent applications anywhere in the world (a) which INTERGRAPH or any of its SUBSIDIARIES own and/or have the power to license, and/or which INTERGRAPH or any of its SUBSIDIARIES may cause to be licensed without payment of additional royalties, at any time during the term of this AGREEMENT; and (b) which claim the benefit of the filing date of a patent application filed anywhere in the world on or before January 21, 2007; and all continuation, continuation-in-part, divisional, reissue, reexamination, and counterpart patents and patent applications thereof, including without limitation all priority patents and patent applications, patents of addition and utility models.

         i.          "INTERGRAPH PRODUCT" means a product designed, made or sold by INTERGRAPH, its SUBSIDIARIES, or its AFFILIATES.

         j.          "PARENT" means a corporation, company, partnership, or other entity that owns or controls more than fifty percent (50%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of a PARTY, but such corporation, company, partnership, or other entity shall be deemed to be a PARENT only so long as such ownership or control exists.

         k.          "SUBSIDIARY"means a corporation, company, partnership, or other entity in which, at any time during the term of this AGREEMENT, a PARTY (i) owns or has control over more than fifty percent (50%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority if such entity has voting shares or other voting securities, or (ii) owns or has control over more than fifty percent (50%) of the ownership interest that represents the right to make decisions for such entity, if such entity does not have voting shares or other voting securities; provided, however, that such corporation, company, partnership, or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists.  Ownership of the requisite shares or ownership interest in the SUBSIDIARY may either be direct or through one or more intervening SUBSIDIARIES.

2.      TERMINATION OF ALL PENDING LITIGATION AND ADMINISTRATIVE ACTIONS

Based on all of the mutual consideration exchanged under this AGREEMENT, the PARTIES agree to terminate all of the ACTIONS by dismissing with prejudice the U.S. suits and withdrawing the German administrative actions after the EFFECTIVE DATE.  The PARTIES shall direct their respective counsel to cooperate in good faith to bring about this termination and/or withdrawal of all of the ACTIONS as promptly as is reasonably possible after the EFFECTIVE DATE.  The PARTIES shall be responsible for payment of their own costs and fees, including attorney fees, incurred in the ACTIONS.

3.      MUTUAL RELEASES

         a.          INTERGRAPH, on behalf of itself and its SUBSIDIARIES and AFFILIATES, hereby releases, acquits and forever discharges HP and its SUBSIDIARIES and AFFILIATES, from and against:

                     (i)      any and all claims or liabilities asserted in the ACTIONS; and,

                     (ii)      any and all claims or liabilities that could have been asserted in the ACTIONS; and,

                     (iii)     any and all claims, known or unknown, that could have been asserted as of the EFFECTIVE DATE by INTERGRAPH or any of its SUBSIDIARIES and AFFILIATES against HP or any of its SUBSIDIARIES and AFFILIATES; and,

                     (iv)     any and all claims, known or unknown, that could have been asserted as of the EFFECTIVE DATE by INTERGRAPH or any of its SUBSIDIARIES and AFFILIATES against HP CUSTOMERS based on an HP PRODUCT; and,

                     (v)      any damages or other remedies flowing from (i)-(iv) above.

                     Further, INTERGRAPH, on behalf of itself and its SUBSIDIARIES and AFFILIATES, hereby releases and forever discharges HP CUSTOMERS who have acquired the right from HP to make an HP proprietary design  from any and all claims for past infringement of the INTERGRAPH PATENTS based solely on the HP proprietary design licensed by HP, but only if HP owes a duty to indemnify said HP CUSTOMER against said claims.

         b.          HP, on behalf of itself and its SUBSIDIARIES and AFFILIATES, hereby releases, acquits and forever discharges INTERGRAPH and its SUBSIDIARIES and AFFILIATES, from and against:

                     (i)      any and all claims or liabilities asserted in the ACTIONS; and,

                     (ii)      any and all claims or liabilities that could have been asserted in the ACTIONS; and,

                     (iii)     any and all claims, known or unknown, that could have been asserted as of the EFFECTIVE DATE by HP or any of its SUBSIDIARIES and AFFILIATES against INTERGRAPH and its SUBSIDIARIES and AFFILIATES; and,

                     (iv)      any and all claims, known or unknown, that could have been asserted as of the EFFECTIVE DATE by HP or any of its SUBSIDIARIES and AFFILIATES against INTERGRAPH CUSTOMERS based on an INTERGRAPH PRODUCT; and,

                     (v)      any damages or other remedies flowing from (i)-(iv) above.

                     Further, HP, on behalf of itself and its SUBSIDIARIES and AFFILIATES, hereby releases and forever discharges INTERGRAPH CUSTOMERS who have acquired the right from INTERGRAPH to make an INTERGRAPH proprietary design from any and all claims for past infringement of the HP PATENTS based solely on the INTERGRAPH proprietary design licensed by INTERGRAPH, but only if INTERGRAPH owes a duty to indemnify said INTERGRAPH CUSTOMER against said claims.

         c.          The PARTIES agree and acknowledge that these releases shall not extend to any obligation arising from the AGREEMENT, nor shall they release any payment obligation of a PARTY, or their respective SUBSIDIARIES and AFFILIATES, arising from the purchase of goods or services from the other PARTY, or its respective SUBSIDIARIES and AFFILIATES.  The PARTIES further agree and acknowledge that HP's release is not intended to, and shall not, release any claim HP has against Intel Corporation.

         d.          Each PARTY, for itself, and its SUBSIDIARIES and AFFILIATES, hereby expressly waives any right that it may have under the laws or statutes of any jurisdiction which limits the extension of a general release to certain types of claims, such as California Civil Code § 1542 which provides that:  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         e.          None of the releases in this Section 3 shall apply to claims based on events occurring after the EFFECTIVE DATE.

4.      CROSS-LICENSE

         a.          INTERGRAPH's License to HP

                     (i)      INTERGRAPH hereby grants to HP, and its SUBSIDIARIES and AFFILIATES, a perpetual, non-cancelable, fully paid-up, irrevocable, non-exclusive, world-wide, royalty-free license to all of the INTERGRAPH PATENTS, including, without limitation, the right for HP to make, have made, use, import, lease, offer to sell, sell or otherwise transfer products, methods, or services within the scope of the claims of the INTERGRAPH PATENTS, with no right to transfer or sublicense other than as per Section 5.  The license granted by INTERGRAPH in this paragraph is not limited to any field of use.

                     (ii)      No implied licenses are granted hereunder.  Nothing contained in this AGREEMENT shall expressly or by implication or by estoppel or otherwise give HP any right to license the INTERGRAPH PATENTS to any third party except as set forth in Section 5.

         b.          HP's License to INTERGRAPH

                     (i)      HP hereby grants to INTERGRAPH, and its SUBSIDIARIES and AFFILIATES, a perpetual, non-cancelable, fully paid-up, irrevocable, non-exclusive, world-wide, royalty-free license to all of the HP PATENTS, including, without limitation, the right for INTERGRAPH to make, have made, use, import, lease, offer to sell, sell or otherwise transfer products, methods, or services within the scope of the claims of the HP PATENTS, with no right to transfer or sublicense other than as per Section 5.  The license granted by HP in this paragraph is limited to the INTERGRAPH FIELDS OF USE.

                     (ii)      No implied licenses are granted hereunder.  Nothing contained in this AGREEMENT shall expressly or by implication or by estoppel or otherwise give INTERGRAPH any right to license the HP PATENTS to any third party except as set forth in Section 5.

         c.          Anti-Foundry Provision

                     The rights granted under this Section 4.(a)(i) and 4.(b)(i) do not cover manufacturing activities that either PARTY, or its SUBSIDIARIES or AFFILIATES, undertakes solely as a patent foundry for a third party. This limitation applies only to the "made" and "have-made" rights of Section 4.(a)(i) and 4.(b)(i) and no others.

         d.          SUBSIDIARIES and AFFILIATES

                     Each PARTY agrees that it shall cause as of the EFFECTIVE DATE each of its SUBSIDIARIES and AFFILIATES to take all necessary action to effect the licenses granted in this Section.

5.      TERM, TERMINATION AND ASSIGNABILITY

         a.          The term of the licenses granted in Section 4 of this AGREEMENT shall be from the EFFECTIVE DATE until the expiration of the last to expire of the INTERGRAPH PATENTS and HP PATENTS; all other rights and obligations contained in this AGREEMENT shall survive.  This AGREEMENT may not be terminated, except by subsequent written agreement of the PARTIES.

         b.          Neither PARTY may assign its rights or obligations under this AGREEMENT, in whole or in part, outright or by way of collateral assignment, without the written consent of the other PARTY, except as follows:

                     (i)      A PARTY can assign the licenses under this AGREEMENT to a divested or spun-off entity, as well as to an acquiring entity, as long as said licenses are limited:

                              (a)      to those products and services manufactured and marketed by the transferred entity prior to said transfer, and any commercially reasonable improvements and extensions thereto; and,

                              (b)      to a sales volume for said products and services that is consistent with normal business growth of the transferred entity.

                     (ii)      Notwithstanding anything to the contrary herein, the transfer by one PARTY of any rights and obligations under this AGREEMENT as part of any internal restructuring (re-incorporation or the like) shall be permitted and shall not be considered an assignment for purposes of this AGREEMENT.

         c.          INTERGRAPH agrees that if it or its SUBSIDIARIES attempts to sell, assign or otherwise transfer any patent under which a license has been granted pursuant to Section 4 of this AGREEMENT, it will take all necessary and appropriate steps to ensure that such sale, assignment or transfer shall be subject to the terms and conditions of this AGREEMENT.

         d.          HP agrees that if it or its SUBSIDIARIES attempts to sell, assign or otherwise transfer any patent under which a license has been granted pursuant to Section 4 of this AGREEMENT, it will take all necessary and appropriate steps to ensure that such sale, assignment or transfer shall be subject to the terms and conditions of this AGREEMENT.

         e.          No sold, transferred, divested or spun off business to which a license has passed under Section 5(b)(i) shall be permitted to subsequently pass that license further, under Section 5(b)(i), if any part of itself is thereafter acquired, sold, transferred, divested or spun off.  If under Section 5(b)(i) a PARTY assigns, sells, transfers, divests or spins off only a part of its business to which a license hereunder extends, the transferor party shall retain its original license.

6.      PAYMENT BY HP

         a.          HP shall pay to IHTC the sum of one hundred and forty-one million, one hundred thirty-five thousand United States dollars ($141,135,000), within five (5) business days of the final execution of this AGREEMENT.  The PARTIES agree that the amount of one hundred and forty-one million, one hundred thirty-five thousand dollars ($141,135,000) is a net sum to IHTC, is not refundable, and is not subject to any deductions or offsets.

         b.          The foregoing specified payment shall be made in United States currency by wire transfer to the escrow account of the law firm of Robins, Kaplan, Miller & Ciresi L.L.P., pursuant to a bank transfer as follows:

[Confidential information has been omitted and filed separately with the Securities and Exchange Commission]

         c.          The PARTIES acknowledge that the payment under this Section, the mutual releases under Section 3, and the cross-licenses made under Section 4, are not evidence of what a reasonable royalty would be as determined in a suit for infringement of any of the patents covered by this AGREEMENT because, among other reasons, the determination of a reasonable royalty in a patent infringement suit assumes that the relevant patent is valid, enforceable and infringed, while in this case, the payment under this Section as well as the mutual releases under Section 3, and the cross-licenses made under Section 4, represent a compromise settlement of disputed issues.

         d.          The PARTIES acknowledge that the payment hereunder is specifically based upon many considerations, including but not limited to: the issues raised by the ACTIONS, and the fact that the negotiations do not reflect what a willing licensee would pay a willing licensor in an arm's-length transaction with respect to any patent covered by this AGREEMENT.

7.      CONFIDENTIALITY OF TERMS

         a.          Neither the PARTIES nor their AFFILIATES shall use or refer to this AGREEMENT or any of its provisions in any promotional activity, except that the PARTIES shall be allowed to issue a press release relating to this AGREEMENT.  Prior to each PARTY'S press release, each PARTY will obtain the consent of the other as to the form and content of the press release, said consent not being unreasonably withheld.  The PARTIES shall not make any other public statements about this AGREEMENT except as provided for in this Section.

         b.          Except as may be otherwise required by generally accepted accounting principles, regulatory requirements, or court order, the specific terms of this AGREEMENT shall be confidential.  Notwithstanding the foregoing, the PARTIES acknowledge that HP is free to share the AGREEMENT with its suppliers on a confidential basis for purposes of seeking indemnification, and that the ACTIONS and the settlement thereof under the terms and conditions of this AGREEMENT may be material events to either or both INTERGRAPH and HP, and that each PARTY shall have the right to issue an appropriate press release and/or filing with the SEC disclosing the material provisions of this AGREEMENT.  In addition, the PARTIES acknowledge and agree that the material terms of this AGREEMENT, and perhaps the AGREEMENT itself, might be subject to disclosure to the Court in the ACTIONS and agree that such disclosure shall not be considered a violation of this section.

8.      CERTAIN REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

         a.          INTERGRAPH represents and warrants to HP that it has the right to enter into this AGREEMENT, including but not limited to the grant of the rights and licenses granted herein, and including without limitation the right to license the INTERGRAPH PATENTS asserted in the ACTIONS, and that, as of the EFFECTIVE DATE, INTERGRAPH is not aware of any claims, demands or causes of action it or its SUBSIDIARIES could file or otherwise assert against HP or any of its SUBSIDIARIES or AFFILIATES other than the claims, demands, and causes of action that are released and discharged by this AGREEMENT.  INTERGRAPH represents and warrants that IHTC, Intergraph GmbH, and Z/I Imaging Corporation are each a SUBSIDIARY, as that term is defined in this AGREEMENT, of Intergraph Corporation.

         b.          HP represents and warrants to INTERGRAPH that it has the right to enter into this AGREEMENT, including but not limited to the grant of the rights and licenses granted herein, and including without limitation the right to license the HP PATENTS asserted in the ACTIONS, and that, as of the EFFECTIVE DATE, HP is not aware of any claims, demands or causes of action it or its SUBSIDIARIES could file or otherwise assert against INTERGRAPH or any of its SUBSIDIARIES or AFFILIATES other than the claims, demands, and causes of action that are released and discharged by this AGREEMENT.  HP represents and warrants that Hewlett-Packard Development Company and CPQ Holdings, Incorporated are both SUBSIDIARIES, as that term is defined in this AGREEMENT, of HP.

         c.          The PARTIES each warrant and represent that each has the authority to dispose of and/or grant rights with respect to the claims, suits, causes of action, rights and/or interests which are the subject matter hereto, and that such claims, suits, causes of action, rights and/or interests, in their entirety or any portion thereof, have not been assigned, transferred, sold or otherwise encumbered.

         d.          Nothing contained in this AGREEMENT is or shall be construed as: (i) a warranty or representation by either of the PARTIES to this AGREEMENT as to the validity, enforceability or scope of any of the INTERGRAPH PATENTS or the HP PATENTS; or (ii) a warranty or representation that any manufacture, sale, lease, use or other disposition of products will be free from infringement of any patent rights or other intellectual property rights of any third-party except with respect to the licenses granted pursuant to Section 4 of this AGREEMENT; or (iii) an obligation to furnish any technical or other information or know-how.

         e.          EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING WITHOUT LIMITATIONS THE IMPLIED WARRANTIES OF MERCHANTABILITY, SUITABILITY, AND/OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

         f.          LIMITATION OF LIABILITY.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING OUT OF THIS AGREEMENT.

         g.          Each PARTY represents and warrants, on behalf of itself and its SUBSIDIARIES and AFFILIATES, that within the 30 days prior to the EFFECTIVE DATE neither it, nor any of its SUBSIDIARIES or AFFILIATES, have assigned patents to a third party.

 9.      MISCELLANEOUS PROVISIONS

         a.          This settlement is intended solely as a compromise of disputed claims.  Neither the fact of entry into this AGREEMENT nor the terms hereof nor any acts undertaken pursuant hereto shall constitute an admission or concession of liability or of the validity of any claim or defense asserted in the ACTIONS.  Neither the fact of entry into this AGREEMENT nor the terms hereof nor any acts undertaken pursuant hereto shall be offered or admitted in evidence in any legal proceeding other than to enforce rights and obligations relating to this AGREEMENT.  This AGREEMENT is independent of, and shall remain unaffected by any and all rulings, findings, verdicts and/or judgments which are entered in all ACTIONS or any future actions, including, but not limited to, rulings, findings, verdicts and/or judgments, which relate to validity, enforceability and/or construction of the claims of any patents at issue in any of the ACTIONS listed in Appendix A.

         b.          Nothing contained in this AGREEMENT shall be construed as imposing any obligation to institute any suit or action for infringement of any patents, or to defend any suit or action brought by a third-party which challenges or concerns the validity or enforceability of any patents licensed under this AGREEMENT.

         c.          This AGREEMENT will not be binding until it has been signed below by all parties.

         d.          Nothing contained in this AGREEMENT shall be construed as an obligation to file any patent application or to secure any patent or to maintain any patent in force.

         e.          No express or implied waiver of any breach of any term, condition or obligation of this AGREEMENT shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this AGREEMENT of the same or of a different nature.

         f.          Any failure to perform any obligation hereunder, except for the obligation to make payments hereunder, shall be excused to the extent such failure is caused by any controlling law, order, or regulation, or by any acts of war, acts of public enemies, fires, floods, acts of God, or any other contingency beyond the control of the PARTIES, but only so long as said law, order, regulation or contingency continues.

         g.          Nothing contained in this AGREEMENT shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark or other designation of either PARTY hereto and its SUBSIDIARIES (including any contraction, abbreviation or simulation of any of the foregoing).

         h.          This AGREEMENT shall be construed in accordance with and governed by the laws of the State of Delaware as applied to agreements entered into and fully performed therein by residents thereof, excluding conflict of laws principles thereof.  However, in the event of a breach of this AGREEMENT, the exclusive venue for any and all litigation brought to enforce the AGREEMENT shall be The United States District Court, Eastern District of Texas, Marshall Division.

         i.          If any term, clause, or provision of this AGREEMENT shall be judged to be invalid, the validity of any other term, clause or provision shall not be affected; and such invalid term, clause or provision shall be replaced, if possible, by a valid term that reflects the intent of the PARTIES, or if such is not possible, shall be deemed deleted from this AGREEMENT.

         j.          This AGREEMENT is the result of negotiations between INTERGRAPH and HP, both of which have been represented by counsel during such negotiations; accordingly, this AGREEMENT shall not be construed for or against either PARTY.

         k.          This AGREEMENT sets forth the entire agreement and understanding as to the subject matter hereof and merges all prior discussions. Any modification to this AGREEMENT must be in writing and signed by Hewlett-Packard Company, Intergraph Corporation, and IHTC.

         l.          Hewlett-Packard Company, Intergraph Corporation, and IHTC shall each be responsible for the payment of its own tax liability, if any.

         m.          Three (3) originals of this AGREEMENT shall be fully executed.

         n.          This AGREEMENT and any counterpart original thereof may be executed and transmitted by facsimile or by emailed portable document format (".pdf") document.  The facsimile and/or .pdf signature shall be valid and acceptable for all purposes as if it were an original.  This AGREEMENT may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In making proof of this AGREEMENT, it shall not be necessary to produce or account for more than one such counterpart.

10.      NOTICES

            All Notices that are required or that may be permitted to be given pursuant to the terms of this AGREEMENT shall be in writing and shall be sufficient in all respects if given in writing and delivered by courier, by facsimile, by registered mail or by certified mail, return receipt requested, as follows:

                        If to Intergraph Corp.
                        or IHTC:                          Facsimile No.:  (256) 730-2247
                                                                Intergraph Corporation Legal Department
                                                                MS/HQ 034
                                                                Huntsville, AL  35894-0001
                                                                ATTN: General Counsel

                        With a copy to:                  Facsimile No.:  (702) 966-4247
                                                                 Intergraph Hardware Technologies Company
                                                                 2215-B Renaissance Drive, Suite 14
                                                                 Las Vegas, NV  89119
                                                                 ATTN: Intellectual Property Manager

                        If to HP:                           Facsimile No.:  (650) 857-5518
                                                                Hewlett-Packard Company
                                                                3000 Hanover Street
                                                                Palo Alto, California 94304
                                                                ATTN: General Counsel

            Any such Notices shall be effective upon receipt by the addressee.  Changes of address for notice purposes shall be sent in accordance with the terms of this section.

IN WITNESS WHEREOF, the undersigned have caused this AGREEMENT to be executed by their duly authorized representatives.

Hewlett-Packard Company: /s/ Joe Beyers . By Joe Beyers . Name Vice President, Intellectual Property Licensing Title January 20, 2005 Date	Intergraph Corporation: /s/ R. Halsey Wise By R. Halsey Wise Name President and Chief Executive Officer Title January 20, 2005 Date
Intergraph Hardware Technologies Company: /s/ Richard G. Gilmore By Richard G. Gilmore Name President Title January 20, 2005 Date

APPENDIX A

LIST OF ACTIONS

  Intergraph Hardware Technologies Company v. Dell, Hewlett-Packard, and Gateway, United States District Court, Eastern District of Texas, Marshall Division, Case No. 2-02-cv-312-TJW.

  Hewlett-Packard Company v. Intergraph, United States District Court for the Northern District of California, San Francisco Division, Case No. 3:03-cv-02517-MJJ.

  Hewlett-Packard Company v. Intergraph, United States District Court for the District of Delaware, Case No. 1:04-cv-00243.

  Hewlett-Packard Company v. Intergraph, United States District Court for the Eastern District of Texas, Marshall Division, Case No. 2:04-cv-00154-TJW.

  Hewlett-Packard Company v. Intergraph Hardware Technologies Company, United States District Court for the Eastern District of Texas, Tyler Division, Case No. 6:04-cv-00374-LED.

  Intergraph Hardware Technologies Company v. Hewlett-Packard Company, United States District Court for the Eastern District of Texas, Tyler Division, Case No. 6:04-cv-00214-LED.

  Hewlett-Packard Company v. Intergraph Hardware Technologies Company, Federal Patent Court, Germany, Case No. 2 Ni 27/04 (EU) (Nullity Action against EP 0 196 244 B1). (Re: German Patent No. 36 50 584.6, European patent 0 196 244 B1).

  Hewlett-Packard Company v. Intergraph Corporation, European Patent Office, Munich, Opposition (Re: European Patent EP 0 732 656 B1).

  Hewlett-Packard Company v. Intergraph Corporation and Intergraph GmbH., Mannheim District Court, Germany, Case No. 7 O 171/04.

  Intergraph GmbH v. Hewlett-Packard Company, German Federal Patent Court, Germany, Case No. 2 Ni 42/04 (EU), (Nullity Action against EP 0 536 534 B1).

  Intergraph GmbH v. Hewlett-Packard Company, German Federal Patent Court, Germany, Case No. 2 Ni 41/04 (EU), (Nullity Action against EP 0 836 158 B1).